EATON AND COTTRELL, P.A.
                            1310 TWENTY FIFTH AVENUE
                        GULFPORT, MISSISSIPPI 39501-7748



                                 March 28, 2000






Mississippi Power Company
2992 West Beach,
Gulfport, Mississippi  39501

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Mississippi Company (the "Company") dated March 22, 2000, relating to $100,000,000 aggregate principal amount of Series C Floating Rate Senior Notes due March 28, 2002 of the Company, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated March 22, 2000.

                                                   Very truly yours,

                                                   /s/Eaton and Cottrell, P.A.